EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            TRIARC MERGER CORPORATION

                            ------------------------
     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation shall be Triarc Merger Corporation (the 'Corporation').

                                   ARTICLE II
                            ADDRESS; REGISTERED AGENT

     The address of the Corporation's registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                    PURPOSES

     The purpose or purposes for which the Corporation is formed are:

          1. To purchase or otherwise acquire real estate, and any interest or right therein and to hold, own, control, manage and develop the same; to purchase or otherwise acquire leaseholds, shares of stock, mortgages and bonds and other securities; for its own account to erect, construct, maintain, improve, rebuild, alter, manage and control, either directly or through ownership of stock in any corporation, any and all kinds of buildings, stores, offices or other structures; to sell, manage, improve, develop, assign, transfer, convey, lease, alienate or dispose of land, buildings, or other process of the corporation, real and personal.

          2. To manufacture or cause to be manufactured, produce, buy, import and otherwise acquire, and to sell, export, deal and traffic in, at wholesale and retail, and either as principal or agent or otherwise, goods, wares, commodities, merchandise and personal property of every kind, nature and description.

          3. To apply for, obtain, register, purchase, lease or otherwise acquire any concessions, rights, options, patents, privileges, inventions, improvements and processes, copyrights, trade names and trade marks, trade labels, or any right, option or contract in relation thereto, and to perform, carry out and fulfill the terms and conditions thereof, and to develop, maintain, lease, sell, transfer, dispose of, and otherwise deal with the same.

     It is the intention that the purposes specified in any clause or subdivision contained in this Article III, except as otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or subdivision of this Article III and that the purposes specified in each of the clauses and subdivisions of this Article III shall be deemed to be independent purposes. This corporation reserves the right substantially to change and add to any of the purposes for which it is formed, pursuant to the Delaware General Corporation.

                                   ARTICLE IV

                                 CAPITALIZATION

     The total number of shares of stock (the 'Capital Stock') that the corporation shall have authority to issue is One Hundred and Fifty Million (150,000,000) of which

          (a) One Hundred Million (100,000,000) shall be shares of Class A Common Stock, par value ten cents ($.10) per share (the 'Class A Common Stock');

          (b) Twenty-Five Million (25,000,000) shall be shares of Class B Common Stock, par value ten cents ($.10) per share (the 'Class B Common Stock, and together with the Class A Common Stock, the 'Common Stock'); and

          (c) Twenty Five Million (25,000,000) shall be shares of Preferred Stock, par value ten cents ($.10) per share (the 'Preferred Stock'), of which 5,982,866 shares are herein designated Cumulative Convertible Redeemable Preferred Stock (the 'Cumulative Convertible Preferred Stock').

     Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     A statement of the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock is as set forth below:

     A. Powers and Rights of the Class A Common Stock and the Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects except as expressly set forth below and shall have the following terms:

     SECTION 1. Voting. The holders of Class A Common Stock shall possess voting power for the election of directors and for all other corporate purposes, each share of Class A Common Stock being entitled to one vote. The holders of the Class B Common Stock shall possess no voting rights except as required by law.

     SECTION 2. Dividends and Distributions. As and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Class A Common Stock or Class B Common Stock) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend payable on each share of Class A Common Stock shall be equal in all cases to the amount of such dividend payable on each share of Class B Common Stock, and the amount of any such dividend payable on each share of Class B Common Stock shall be equal in all cases to the amount of such dividend payable on each share of Class A Common Stock. If a distribution payable in shares of voting capital stock of any Subsidiary (as defined in Part D) shall be made on shares of Class A Common Stock, a distribution payable in the same number of shares of nonvoting capital stock of such Subsidiary shall be made simultaneously on the shares of Class B Common Stock. Such nonvoting capital stock shall be identical to the voting capital stock distributed in all respects except as to voting power and shall be convertible into voting capital stock pursuant to the terms of Section 3(a) of this Part A which shall apply mutatis mutandis. Dividends and distributions payable in shares of Class A Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class A Common Stock. If a dividend or distribution payable in shares of Class A Common Stock shall be made on the shares of Class A Common Stock, a dividend or distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or distribution. Similarly, if a dividend or distribution payable in shares of Class B Common Stock shall be made on the shares of Class B Common Stock, a dividend or distribution payable in shares of Class A Common Stock shall be made simultaneously on the shares of Class A Common Stock, and the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution. If the Corporation shall (A) subdivide the outstanding shares of Class A Common Stock or Class B Common Stock, (B) combine the outstanding shares of Class A Common Stock or Class B Common Stock or (C) issue by reclassification any shares of Class A Common Stock or Class B Common Stock, then, and in each such case, such subdivision, combination or issuance shall be deemed to occur simultaneously with respect to the shares of the class of Common Stock not affected by such subdivision, combination or issuance.

     SECTION 3. Conversion. Shares of the Class B Common Stock shall be convertible into Class A Common Stock on the following terms and conditions:

          (a) Conversion Right. Subject to and upon compliance with the provisions of this Section 3, any holder of shares of Class B Common Stock may at such holder's option, at any time, or from time to time, convert each such share into one fully paid and non-assessable share of Class A Common Stock. The right of any holder of any shares of Class B Common Stock that is a member of the Exchange Group (as defined in Part D) to exercise the conversion rights pursuant to this Section 3(a) is conditioned upon (i) such holder immediately disposing of such shares pursuant to a registered public offering or a private sale to a Person (as defined in Part D) that is not a member of the Exchange Group or (ii) such holder entering into a voting trust agreement on terms reasonably satisfactory to such holder and the Buyer (as defined in Part C) in respect of such shares for ten years, which voting trust agreement will provide that the voting of the Class A Common Stock held by such holder will require the mutual agreement of Steven Posner and the Buyer; provided, however, if at the time of any such conversion or subsequent to any such conversion at any time during such ten-year period (i) Steven Posner shall die or neither Nelson Peltz nor Peter W. May is a general partner of the Buyer, (ii) the voting trust ceases to be effective or (iii) the voting trust would disqualify for listing, or would constitute a cause for delisting, the Class A Common Stock on the New York Stock Exchange or any other national stock exchange (or the National Association of Securities Dealers Automated Quotation System) on which the Corporation determines to list such stock (or to have such stock quoted), then such member of the Exchange Group would have no such rights to convert any shares of Class B Common Stock for so long as such condition exists, or if conversion has theretofore occurred, the shares of Class A Common Stock held by such member of the Exchange Group shall automatically be converted into Class B Common Stock.

          (b) Dividend Upon Conversion. No payment or adjustment shall be made by the Corporation to any holder of shares of Class B Common Stock surrendered for conversion into Class A Common Stock in respect of dividends accrued since the last preceding dividend payment date on the shares of Class B Common Stock surrendered for conversion; provided, however, that if shares of Class B Common Stock shall be converted subsequent to the record date for any dividend and prior to the payment date for such dividend, notwithstanding such conversion, the dividend falling due on such dividend payment date shall be payable (whether or not punctually paid or duly provided for) to the Person in whose name such shares are registered at the close of business on such record date.

          (c) Method of Conversion.

             (1) The surrender of any shares of Class B Common Stock for conversion shall be made by the holder thereof by delivering (a) the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer and (b)(i) a certificate representing and warranting that the holder is not a member of the Exchange Group, or (ii) evidence that the holder has complied with and remains subject to the voting trust described in Section 3(a) of this Part A, to the Corporation at the office or agency to be maintained by the Corporation for that purpose, and such holder shall give written notice to the Corporation at said office or agency that he elects to convert such shares of Class B Common Stock in accordance with the provisions of such notice and of this Section 3. Such notice shall also state the number of whole shares of Class B Common Stock to be converted and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Class A Common Stock which shall be issuable on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Class B Common Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Corporation.

             (2) As soon as practicable after its receipt of such notice, the certificate or certificates evidencing ownership of such shares of Class B Common Stock and the certificate or evidence referred to in clause (1) above, the Corporation shall issue and shall deliver at said office or agency to the Person for whose account such shares of Class B Common Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of such shares of Class A Common Stock and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Corporation, in accordance with Section 3(d) hereof, at the close of business on the date of conversion.

             (3) Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares of Class B Common Stock; and the Person or Persons in whose name or names any certificate or certificates for Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open.

          (d) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Class B Common Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Class A Common Stock based on the Current Market Price (as set forth in Section 5(e)(iv) of Part C). If more than one share of Class B Common Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

          (e) Payment of Taxes. The Corporation shall pay any tax in respect of the issue of stock certificates on conversion of shares of Class B Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issuance thereof shall have paid the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (f) Class A Common Stock Reserved for Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock or have available in its treasury the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Class B Common Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon conversion of the Class B Common Stock.

     SECTION 4. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled hereunder or under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining shall be divided among the holders of the Class A Common Stock and the Class B Common Stock in such a manner that the amount and kind of such net assets distributed to the holder of each share of Class A Common Stock shall be equal to the amount and kind of such net assets distributed to the holder of each share of Class B Common Stock. The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation with or into the Corporation, or the sale, lease, or conveyance of all or substantially all of the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for purposes of this Section 4.

     B. Preferred Stock.

     SECTION 1. Issuance in Series. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any Subsidiary of, any outstanding shares of the Corporation and
(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. The Corporation shall take all such actions as are necessary to cause shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes to have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

     SECTION 2. Limitation on Issuance of Shares Ranking on a Parity with the Cumulative Convertible Preferred Stock. Except as otherwise expressly authorized by the holders of at least two-thirds of the shares of the Cumulative Convertible Preferred Stock at the time outstanding in accordance with Section 4(b) of Part C, the Aggregate Dollar Amount (as defined below) of the Shares ranking on a parity with the Cumulative Convertible Preferred Stock (as defined in Part D) of all series issued and outstanding from time to time by the Corporation shall not exceed $50,000,000. 'Aggregate Dollar Amount' shall mean the aggregate Stated Value (as defined in Part C) of such shares or liquidation preference (excluding accrued and unpaid dividends or any amount measured by reference thereto) for such shares, whichever is greater.

     SECTION 3. No Vote Unless Expressly Provided or Required by Law; Dividends. Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the stock transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, in this Certificate of Incorporation or by the Certificate of Designation relating to the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Preferred Stock shall not possess voting power for the election of directors or for any other purposes. Except as otherwise provided in the Certificate of Incorporation or by the Certificate of Designation relating to the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

     C. Designation of Cumulative Convertible Redeemable Preferred Stock. The Cumulative Convertible Preferred Stock shall have a stated value of $12.00 per share ('Stated Value'), shall rank prior to all shares of the Corporation other than the Shares ranking on a parity with the Cumulative Convertible Preferred Stock, shall rank on a parity with and only with shares ranking on a parity with the Cumulative Convertible Preferred Stock, and shall have the following terms:

     SECTION 1. Dividends.

          (a) The holders of Cumulative Convertible Preferred Stock, in preference to the holders of Common Stock of any class and of any other class of shares ranking junior to the Cumulative Convertible Preferred Stock (as defined in Part D), shall be entitled to receive out of any funds legally available therefor, and when, as and if declared by the Board of Directors, dividends in cash at the annual rate of 8.125% of Stated Value, or $.975 per share. Dividends on Cumulative Convertible Preferred Stock shall be payable in arrears semi-annually on the last day of each Dividend Period (as defined in Part D) commencing September 30, 1994. The dividends payable for each full Dividend Period on each share of Cumulative Convertible Preferred Stock shall be $.4875. Such dividends on each such share shall accrue and be cumulative from and after April 23, 1993, or, if later, the most recent date prior to the Effective Date on which dividends were paid in respect of the shares of Predecessor Convertible Preferred Stock (as defined in Part D). No interest shall be payable on accrued dividends. No dividends shall be paid upon or declared or set apart for Cumulative Convertible Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all shares ranking on a parity with the Cumulative Convertible Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

          (b) So long as any Cumulative Convertible Preferred Stock shall be outstanding, unless all accrued and unpaid dividends on the Cumulative Convertible Preferred Stock and each and every series of shares ranking on a parity with the Cumulative Convertible Preferred Stock for all prior Dividend Periods shall have been declared and paid in full, no dividend, except a dividend payable in Common Stock of any class or in shares of any other class ranking junior to the Cumulative Convertible Preferred Stock, shall be paid or declared or any distribution be made, on or in respect of the Common Stock of any class, any Shares ranking on a parity with the Cumulative Convertible Preferred Stock or any Shares ranking junior to the Cumulative Convertible Preferred Stock (as defined in Part D), nor shall any Common Stock of any class or any Shares ranking on a parity with the Cumulative Convertible Preferred Stock or any Shares ranking junior to the Cumulative Convertible Preferred Stock be purchased, redeemed, retired or otherwise acquired by the Corporation, except out of proceeds of the sale of Common Stock or other Shares of the Corporation ranking junior to the Cumulative Convertible Preferred Stock received by the Corporation subsequent to the date of first issuance of Cumulative Convertible Preferred Stock. The foregoing restrictions on the payment of dividends or other distributions on, and on the purchase, redemption, retirement or other acquisition of, Common Stock or any other Shares ranking on a parity with the Cumulative Convertible Preferred Stock or Shares ranking junior to the Cumulative Convertible Preferred Stock shall be inapplicable to (i) any payments in lieu of issuance of fractional shares thereof, whether upon any merger, conversion, stock dividend or otherwise; (ii) the acquisition of any shares of Common Stock or any other capital stock of the Corporation in connection with the settlement of disputes arising out of acquisitions by the Corporation pursuant to which such stock was issued or the rescission of any acquisition by the Corporation pursuant to which such stock was issued in each case provided that no payment is made to DWG Acquisition Group, L.P. (the 'Buyer') or any Affiliate or Associate (as such terms are defined in Part D hereof) thereof; (iii) the conversion of shares of Cumulative Convertible Preferred Stock, or Preferred Stock into Common Stock; or (iv) the conversion of shares of Class A Common Stock into Class B Common Stock or the conversion of shares of Class B Common Stock into Class A Common Stock.

     SECTION 2. Redemption.

          (a) Optional Redemption.

             (i) The Corporation may not redeem the Cumulative Convertible Preferred Stock prior to April 23, 1998.

             (ii) The Corporation may, on and after April 23, 1998, at the option of the Board of Directors, redeem all but not part of the Cumulative Convertible Preferred Stock at the time outstanding at a price per share equal to the applicable redemption price set forth below plus an amount equal to accrued and unpaid dividends:




                               IF REDEEMED DURING
                                THE TWELVE MONTHS
                           BEGINNING ON THE PER SHARE
                                FOLLOWING APRIL 23      REDEMPTION PRICE

                                ------------------      ----------------

                                       1998                  $12.84
                                       1999                   12.72
                                       2000                   12.60
                                       2001                   12.48
                                       2002                   12.36
                                       2003                   12.24
                                       2004                   12.12


          (b) Mandatory Redemption. All outstanding shares of Cumulative Convertible Preferred Stock must be redeemed by the Corporation on April 23, 2005 at a price per share equal to the amount of the Stated Value plus an amount equal to accrued and unpaid dividends.

          (c) Redemption Procedures.

             (i) In case the Corporation shall desire to exercise its right to redeem the Cumulative Convertible Preferred Stock in accordance with
        Section 2(a) of this Part C or shall be required to redeem the Cumulative Convertible Preferred Stock in accordance with Section 2(b) of this Part C, it shall mail first class postage prepaid (or, if the Cumulative Convertible Preferred Stock to be redeemed is held of record by 10 Persons or less, by certified mail), a notice of such redemption, not less than 30 nor more than 60 days prior to the date fixed for redemption (the 'Redemption Date'), to each holder's last address as it shall appear upon the stock transfer books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives notice. In any case, failure duly to give notice by mail, or any defect in the notice, to the holder of any shares of Cumulative Convertible Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Cumulative Convertible Preferred Stock.

             (ii) Each such notice shall specify the Redemption Date, the place of redemption (which shall be a location either in New York City or Miami, Florida), and the redemption price at which the Cumulative Convertible Preferred Stock is to be redeemed (including the amount of accrued and unpaid dividends to be paid), and shall state that payment of the redemption price of the Cumulative Convertible Preferred Stock will be made on surrender of the Cumulative Convertible Preferred Stock at said place of redemption, and that from and after the Redemption Date the Cumulative Convertible Preferred Stock will cease to be outstanding. Such notice shall also state the current Conversion Price (as defined in Section 5(a)(i) of this Part C) and the date on which the right to convert the Cumulative Convertible Preferred Stock into Common Stock will expire as provided in Section 5(a)(iv) of this Part C.

             (iii) If notice of redemption shall have been given as provided herein, the Cumulative Convertible Preferred Stock, unless converted into Common Stock pursuant to Section 5 of this Part C on or prior to the fifth Business Day (as defined in Part D) prior to the Redemption Date, shall be redeemed by the Corporation on the Redemption Date and at the place stated in such notice at the applicable redemption price, together with accrued and unpaid dividends for each Dividend Period ended prior to the Redemption Date plus a pro rata portion of the dividend which would otherwise have accrued for the portion of the Dividend Period ended on the Redemption Date. On and after such Redemption Date, provided that cash sufficient for the redemption thereof shall then be irrevocably deposited with the Redemption Agent (as defined in part D) for that purpose for a period of one year from and after the Redemption Date, the Cumulative Convertible Preferred Stock shall cease to be outstanding. On presentation and surrender of Cumulative Convertible Preferred Stock to the Redemption Agent for redemption as provided in such notice, there shall be paid to the holder the applicable redemption price, together with accrued and unpaid dividends determined as provided above.

             (iv) At least one Business Day prior to the Redemption Date, the Corporation shall deposit with the Redemption Agent an amount of money sufficient to pay on the Redemption Date in immediately available funds the applicable redemption price of, and an amount equal to accrued and unpaid dividends, if any, determined as provided above, on, all the Cumulative Convertible Preferred Stock then outstanding. Any moneys which shall have been deposited for redemption of Cumulative Convertible Preferred Stock and not required for that purpose by reason of conversion of Cumulative Convertible Preferred Stock on or prior to the Redemption Date or which are held by the Redemption Agent for a period of one year shall be promptly repaid to the Corporation. Any interest accrued on the funds so deposited shall belong to the Corporation and be paid to the Corporation from time to time on demand.

          (d) Any share of Cumulative Convertible Preferred Stock which is (i) redeemed by the Corporation pursuant to the provisions of this Section 2,
     (ii) converted in accordance with the express terms of Section 5 of this Part C, or (iii) otherwise acquired by the Corporation, may not be reissued. The Corporation shall take all such actions as are necessary to cause such stock to resume the status of authorized but unissued Preferred Stock without designation as to series.

          (e) The Corporation may not purchase less than all of the shares of the Cumulative Convertible Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Cumulative Convertible Preferred Stock.

          (f) Notwithstanding the foregoing provisions of this Section 2, the Corporation may not and shall not be required to redeem any shares of the Corporation in violation of applicable law.

     SECTION 3. Liquidation.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Cumulative Convertible Preferred Stock shall be entitled to receive in full out of the assets of the Corporation available for distribution to its shareholders after satisfaction of indebtedness and other liabilities, including out of its capital, before any amount shall be paid or distributed among the holders of the Common Stock of any class or any other Shares ranking junior to the Cumulative Convertible Preferred Stock, the amount of the Stated Value per share, plus an amount equal to all dividends accrued and unpaid thereon for each Dividend Period or portion thereof ended prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Cumulative Convertible Preferred Stock and shares on a parity with the Cumulative Convertible Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding shares of Cumulative Convertible Preferred Stock and shares on a parity with the Cumulative Convertible Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

          (b) After payment to the holders of Cumulative Convertible Preferred Stock of the full preferential amounts provided for in Section 3(a) of this Part C the holders of Cumulative Convertible Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

          (c) The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purpose of this Section 3.

     SECTION 4. Voting Rights.

          (a) General. Except as expressly provided in this Section 4, or as otherwise from time to time required by applicable law, the Cumulative Convertible Preferred Stock shall have no voting rights.

          (b) Voting Rights on Extraordinary Matters. The affirmative vote of the holders of at least two-thirds of the shares of the Cumulative Convertible Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy at a meeting called for the purpose shall be necessary to effect any one or more of the following:

             (i) Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of the By-laws of the Corporation which would adversely affect the preferences or voting or other rights of the holders of Cumulative Convertible Preferred Stock which are set forth anywhere in the Certificate of Incorporation; provided, however, any amendment of the Certificate of Incorporation to authorize, create or change the authorized or outstanding shares of any shares ranking junior to the Cumulative Convertible Preferred Stock, shall not be deemed to adversely affect the preferences or voting or other rights of the holders of Cumulative Convertible Preferred Stock; or

             (ii) The issuance of any Shares, or any security convertible into such shares, ranking prior to or on a parity with (subject to the ability of the Corporation to issue certain Preferred Stock as provided in Section 4(b)(iii)) the Cumulative Convertible Preferred Stock; or

             (iii) The issuance of any Shares ranking on a parity with the Cumulative Convertible Preferred Stock, or any security convertible into Shares ranking on a parity with the Cumulative Convertible Preferred Stock, except and to the extent that the Aggregate Dollar Amount of such Shares ranking on a party with the Cumulative Convertible Preferred Stock is equal to or below the $50 million limit provided for in Part B,
        Section 2 (it being understood that the vote of any holder of Cumulative Convertible Preferred Stock is required only with respect to the issuance of Shares ranking on a parity with the Cumulative Convertible Preferred Stock in excess of such $50 million Aggregate Dollar Amount); or

             (iv) The increase in the authorized or issued number of shares of Cumulative Convertible Preferred Stock or the authorization, creation, increase in the authorized number of or issuance of any security convertible into such shares; or

             (v) The purchase or redemption of less than all of the shares of the Cumulative Convertible Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Cumulative Convertible Preferred Stock.

Holders of Cumulative Convertible Preferred Stock may act by written consent as permitted by applicable law.

     SECTION 5. Conversion. Each share of the Cumulative Convertible Preferred Stock shall be convertible into Common Stock at any time until the close of business on the fifth Business Day prior to the Redemption Date (unless the Corporation shall default in any payment due upon redemption thereof in which case each such share shall continue to be convertible), as set forth below, on the following terms and conditions:

          (a) Conversion Right of Holder.

             (i) Subject to and upon compliance with the provisions of this
        Section 5, the holder of any shares of Cumulative Convertible Preferred Stock which is a member of the Exchange Group, at such holder's option, at any time or from time to time, shall have the unconditional right to convert any such shares into the number of fully paid and non-assessable shares of Class B Common Stock determined by dividing (A) the product of the Stated Value and the number of shares of Cumulative Convertible Preferred Stock to be converted on the Conversion Date (as defined in Section 5(a)(vii) hereof) by (B) the Conversion Price in effect on the Conversion Date. The initial conversion price shall be an amount per share equal to the Predecessor Conversion Price (as defined in Part D) in effect immediately prior to the Effective Date and such price shall be subject to adjustment as set forth in Section 5(e) of this Part C (the conversion price, as it may be so adjusted, the 'Conversion Price').

             (ii) Subject to and upon compliance with the provisions of this
        Section 5, the holder of any shares of Cumulative Convertible Preferred Stock which is not a member of the Exchange Group, upon presentation of a certificate reasonably satisfactory to the Corporation that such holder is not a member of the Exchange Group, at such holder's option, at any time or from time to time, shall have the unconditional right to convert any such shares into the number of fully paid and non-assessable shares of Class A Common Stock determined by dividing (A) the product of the Stated Value and the number of shares of Cumulative Convertible Preferred Stock to be converted on the Conversion Date by (B) the Conversion Price in effect on the Conversion Date.

             (iii) Subject to and upon compliance with the provisions of this
        Section 5, the holder of any shares of Cumulative Convertible Preferred Stock which is a member of the Exchange Group, at such holder's option, at any time or from time to time, shall have the right to convert any such shares into the number of fully paid and nonassessable shares of Class A Common Stock determined by dividing (A) the product of the Stated Value and the number of shares of Cumulative Convertible Preferred Stock to be converted on the Conversion Date by (B) the Conversion Price in effect on the Conversion Date; provided that any such member of the Exchange Group converting shares of Cumulative Convertible Preferred Stock into Class A Common Stock, as the sole condition precedent to such conversion, shall comply with and remain subject to the voting trust provisions of Part A, Section 3(a).

             (iv) If notice of redemption of any shares of Cumulative Convertible Preferred Stock shall be given as provided herein, the right to convert such shares pursuant to this Section 5 shall terminate and expire at the close of business on the fifth Business Day prior to the Redemption Date (unless the Corporation shall default in any payment due upon redemption thereof in which case each of such shares shall continue to be convertible).

             (v) The surrender of any shares of Cumulative Convertible Preferred Stock for conversion shall be made by the holder thereof by delivering to the Corporation at the office or agency to be maintained by the Corporation for that purpose (A) the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer, (B) if the conversion is being made pursuant to
        Section 5(a)(ii) above, a certificate representing and warranting that the holder is not a member of the Exchange Group, (C) if the conversion is being made pursuant to Section 5(a)(iii) above, evidence that the holder has complied with and remains subject to the voting trust provisions of Part A, Section 3(a), and (D) a written statement of election under the last sentence of Section 5(a)(vi). Such holder shall give written notice to the Corporation at said office or agency that he elects to convert such shares of Cumulative Convertible Preferred Stock in accordance with the provisions of this Section 5. Such notice shall also state the number of whole shares of Cumulative Convertible Preferred Stock to be converted, whether Class A Common Stock or Class B Common Stock is to be issued upon conversion, and the name or names (with addresses) in which the certificate or certificates evidencing ownership of the Class A Common Stock or the Class B Common Stock, as the case may be, which shall be issuable on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Cumulative Convertible Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be reasonably required by the Corporation.

             (vi) As soon as practicable after its receipt of such notice, the certificate or certificates evidencing ownership of such shares of Cumulative Convertible Preferred Stock, and, if conversion is being made pursuant to Sections 5(a)(ii) or 5(a)(iii) above, the certificate or evidence referred to in Section 5(a)(v), the Corporation shall issue and shall deliver at said office or agency to the person for whose account such shares of Cumulative Convertible Preferred Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of such shares of Class A Common Stock or Class B Common Stock, as the case may be, and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Corporation, in accordance with Section 5(f) of this Part C, at the close of business on the Conversion Date and any accrued and unpaid dividends through the Conversion Date in accordance with Section 5(d) of this Part C. Notwithstanding the foregoing, if, on any Conversion Date, the Corporation shall be in arrears in the payment of dividends on the Cumulative Convertible Preferred Stock for three or more Dividend Periods, each holder of such stock shall have the right to elect either (A) (1) to have all or part of such accrued and unpaid dividends credited against the Conversion Price, provided, however, that in no event shall such Conversion Price be reduced below the amount per share equal to the amount below which the Predecessor Conversion Price (as defined in Part D) could not be lowered immediately prior to the Effective Date (subject to adjustment on the same basis as the Conversion Price is subject to adjustment) and (2) to receive in cash, to the extent funds are legally available and not contractually restricted under agreements with Persons who are not the Buyer or Affiliates or Associates of the Buyer and to the extent not then paid in full, to retain the right to receive in cash, as soon thereafter as funds are legally available and not so contractually restricted, all accrued and unpaid dividends in excess of the amount, if any, credited as provided in clause (i) or (B) to retain the right to receive in cash, as soon thereafter as funds are legally available and not so contractually restricted, all accrued and unpaid dividends.

             (vii) Such conversion shall be deemed to have been effected on the date (the 'Conversion Date') on which the Corporation shall have received such notice and the certificate or certificates for such shares of Cumulative Convertible Preferred Stock and, if conversion is made pursuant to Section 5(a)(ii) or 5(a)(iii) above, the certificate or evidence referred to in Section 5(a)(v); and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open.

          (b) Call for Conversion by the Corporation.

             (i) If, at any time during the period beginning on April 23, 1996 and ending on April 22, 1998, the Closing Price (as defined in Part D) per share of Class A Common Stock is equal to or greater than the Predecessor Call Threshold Price (as defined in Part D), subject to adjustment as set forth in Section 5(e) of this Part C (such amount, as it may be so adjusted, the 'Call Threshold Price'), for any 20 out of 30 consecutive Trading Days (as defined in Part D) during such period (a 'Call Threshold'), within the first 30 days following any Call Threshold, the Corporation may issue a notice to call for conversion into Common Stock all (but not less than all) of the Cumulative Convertible Preferred Stock at the time outstanding on the terms and conditions and in accordance with the procedures set forth in this
        Section 5(b).

             (ii) Upon such call for conversion, each share of Cumulative Convertible Preferred Stock that is held by a member of the Exchange Group shall be converted in accordance herewith into the number of fully paid and non-assessable shares of Class B Common Stock, or Class A Common Stock if the holder of such shares elects to comply with the voting trust provisions of Part A, Section 3(a), determined by dividing
        (A) the product of the Stated Value and the number of such holder's shares of Cumulative Convertible Preferred Stock by (B) the Conversion Price in effect on the Conversion Call Date (as defined in clause (iv) below).

             (iii) Upon such call for conversion, each share of Cumulative Convertible Preferred Stock that is held by a person which is not a member of the Exchange Group shall be converted in accordance herewith into the number of fully paid and non-assessable shares of Class A Common Stock determined by dividing (A) the product of the Stated Value and the number of such holder's shares of Cumulative Convertible Preferred Stock by (B) the Conversion Price in effect on the Conversion Call Date.

             (iv) If the Corporation shall desire to exercise its right to call for conversion all of the Cumulative Convertible Preferred Stock, it shall give notice of such call by first class mail postage prepaid (or, if such shares are held of record by 10 Persons or less, by certified mail), not less than 10 nor more than 45 days prior to the date fixed for conversion in such notice (the 'Conversion Call Date'), to each holder's last address as it shall appear upon the stock transfer books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In any case, failure duly to give notice by mail, or any defect in the notice, to the holder of any Cumulative Convertible Preferred Stock shall not affect the validity of the call for conversion of any other Cumulative Convertible Preferred Stock.

             Each such notice shall specify the Conversion Call Date, the place of conversion (which must be in New York City or Miami, Florida), and the Conversion Price at which such Cumulative Convertible Preferred Stock is to be converted and shall state that issuance and delivery of the certificate or certificates for the Common Stock to be issued on conversion of the Cumulative Convertible Preferred Stock will be made on surrender of the Cumulative Convertible Preferred Stock at said place of conversion and that from and after the Conversion Call Date such Cumulative Convertible Preferred Stock shall cease to be outstanding.

             (v) If notice of call for conversion shall have been given as provided hereinabove, the Cumulative Convertible Preferred Stock outstanding on the Conversion Call Date shall be converted into Class A Common Stock or Class B Common Stock, as the case may be, by the Corporation on the Conversion Call Date and at the place stated in such notice at the applicable Conversion Price. On and after the Conversion Call Date, the Cumulative Convertible Preferred Stock shall cease to be outstanding.

             (vi) The surrender of shares of Cumulative Convertible Preferred Stock for conversion pursuant to a call for conversion made by the Corporation pursuant to Section 5(b) shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer and the certificate or evidence referred to in Section 5(a)(v) above, as applicable, to the Corporation at the office or agency to be maintained by the Corporation for that purpose. In the case of lost or destroyed certificates evidencing ownership of shares of Cumulative Convertible Preferred Stock to be surrendered for conversion pursuant to a call for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be reasonably required by the Corporation.

             (vii) As soon as practicable after its receipt of the certificate or certificates evidencing ownership of such shares of Cumulative Convertible Preferred Stock and, if applicable, the certificate or evidence referred to in Section 5(a)(v) above, the Corporation shall issue and deliver at said office or agency to the person for whose account such shares of Cumulative Convertible Preferred Stock were so surrendered, or on such person's written order, a certificate or certificates for the number of such shares of Class A Common Stock or Class B Common Stock, as the case may be, and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Corporation in accordance with Section 5(f) of this Part C and with respect to any accrued and unpaid dividends in accordance with Section 5(d) of this Part C. Notwithstanding the foregoing, if, on the Conversion Call Date, the Corporation shall be in arrears in the payment of dividends on the Cumulative Convertible Preferred Stock for three or more Dividend Periods, each holder of such stock shall have the right to elect either (A) (1) to have all or part of such accrued and unpaid dividends credited against the Conversion Price, provided, however, that in no event shall such Conversion Price per share be reduced below the amount per share equal to the amount below which the Predecessor Conversion Price could be lowered immediately prior to the Effective Date (subject to adjustment on the same basis as the Conversion Price is subject to adjustment) and (2) to receive in cash, to the extent funds are legally available and not contractually restricted under agreements with Persons who are not the Buyer or Affiliates or Associates of the Buyer and to the extent not then paid in full, to retain the right to receive in cash, as soon thereafter as funds are legally available and not so contractually restricted, all accrued and unpaid dividends in excess of the amount, if any, credited as provided in clause (i) or (B) to retain the right to receive in cash, as soon thereafter as funds are legally available and not so contractually restricted, all accrued and unpaid dividends.

             (viii) Conversion of all Cumulative Convertible Preferred Stock then outstanding shall be deemed to have been effected on the Conversion Call Date and the person or persons in whose name or names any certificate or certificates for Class A Common Stock or the Class B Common Stock, as the case may be, shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock, as the case may be, into which such person's or persons' Cumulative Convertible Preferred Stock shall be deemed to be converted on said date.

          (c) Holder's Right to Put After Call for Conversion. If the Corporation calls for the conversion of the Cumulative Convertible Preferred Stock pursuant to Section 5(b) of this Part C then within 30 days after the Conversion Call Date, each holder of Common Stock into which such Cumulative Convertible Preferred Stock was converted as of such date shall have the unconditional right to require the Corporation to purchase all or part of such holder's Common Stock at a purchase price per share equal to the Predecessor Put Price (as defined in Part D), subject to adjustment in accordance with Section 5(e) of this Part C (such purchase price, as so adjusted, the 'Put Price'). If such holder of Common Stock desires to require the Corporation to purchase such holder's shares of Common Stock in accordance herewith, such holder shall give written notice to the Corporation at said office or agency that such holder elects to have the Corporation purchase such holder's shares of Class A Common Stock or Class B Common Stock, as the case may be, in accordance with the provisions of this Section 5(c). Such notice shall also state the number of whole shares of Class A Common Stock or Class B Common Stock to be purchased by the Corporation pursuant to this Section 5(c). In the case of lost or destroyed certificates evidencing ownership of shares of Class A Common Stock or Class B Common Stock, as the case may be, to be purchased by the Corporation pursuant to this Section 5(c), such holder shall submit proof of loss or destruction and such indemnity as shall be reasonably required by the Corporation. On delivery of the certificate or certificates evidencing ownership of the Common Stock to be purchased by the Corporation pursuant to this Section 5(c), with proper endorsement or instruments of transfer to the Corporation, to the office or agency to be maintained by the Corporation for that purpose, the Corporation or its designee shall pay to such holder of such Class A Common Stock or Class B Common Stock, as the case may be, in immediately available funds the Put Price for each share of such stock delivered pursuant to this Section 5(c).

          (d) Dividend Upon Conversion. No payment or adjustment shall be made to any holder of shares of Cumulative Convertible Preferred Stock surrendered by the holder thereof at such holder's option in respect of any dividends which would have accrued for the portion of the Dividend Period ended on the Conversion Date on the shares of Cumulative Convertible Preferred Stock surrendered for conversion; provided, however, that (i) if shares of Cumulative Convertible Preferred Stock shall be converted subsequent to the record date for any dividend thereon and prior to the payment date for such dividend, notwithstanding such conversion the dividend shall be payable on the payment date for such dividend to the person in whose name such shares of Cumulative Convertible Preferred Stock were held of record at the close of business on such record date and (ii) all accrued and unpaid dividends for each Dividend Period ended prior to such Conversion Call Date or date of surrender shall be paid to the person in whose name such shares were held of record at the close of business on such record date. If either (A) the shares of Cumulative Convertible Preferred Stock are called for conversion by the Corporation, or (B) a record date shall be set by the Corporation with respect to Common Stock for any purpose other than a cash dividend not requiring an adjustment under Section 5(e)(iii) and shares of Cumulative Convertible Preferred Stock are converted into Common Stock on or before such record date, then in either case holders of such shares shall be entitled to receive on the Conversion Call Date in the case of clause (A) or at the time of conversion in the case of clause (B) all accrued and unpaid dividends thereon for each Dividend Period ended prior to the Conversion Call Date in the case of clause (A) or the time of conversion in the case of clause (B) plus a pro rata portion of the dividend thereon which would otherwise have accrued for the portion of the Dividend Period ended on such Conversion Call Date or at the time of conversion, as the case may be. If the Corporation shall at such time be in arrears in the payment of dividends on the Cumulative Convertible Preferred Stock for three or more Dividend Periods, each holder shall have the right to elect either (Y) (1) to have all or part of such accrued and unpaid dividends credited against the Conversion Price, provided, however, that in no event shall the Conversion Price per share be reduced below an amount per share equal to the amount below which the Predecessor Conversion Price cold not be lowered immediately prior to the Effective Date (subject to adjustment on the same basis as the Conversion Price is subject to adjustment) and (2) to receive in cash, to the extent funds are legally available and not contractually restricted under agreements with Persons who are not the Buyer or Affiliates or Associates of the Buyer and to the extent not then paid in full, to retain the right to receive in cash, as soon thereafter as funds are legally available and not so contractually restricted, all accrued and unpaid dividends in excess of the amount, if any, credited as provided in clause (i) or (Z) to retain the right to receive in cash, as soon thereafter as funds are legally available and not so contractually restricted, all accrued and unpaid dividends.

          (e) Adjustments to Conversion Price, Call Threshold Price And Put Price. The Conversion Price, Call Threshold Price and Put Price shall each be subject to adjustments from time to time as follows:

             (i) In case the Corporation shall at any time or from time to time after the Effective Date (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock into a greater number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Cumulative Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive immediately following any of the events described above had such shares of Cumulative Convertible Preferred Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier, and the Call Threshold Price and the Put Price with respect to the Common Stock shall be proportionately adjusted so as to result in a new Call Threshold Price and a new Put Price equal to the product of (i) the initial Call Threshold Price or initial Put Price, as the case may be, in either case as adjusted theretofore, and (ii) a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to the applicable event listed above and the denominator of which is the number of shares of Common Stock outstanding immediately following such event. An adjustment made pursuant to this Section 5(e)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this Section 5(e)(i) in connection with any transaction to which Section 5(e)(v) applies.

             (ii) In case, at any time or from time to time after the Effective Date, the Corporation shall issue or sell any shares of Common Stock (except as provided in Section 5(e)(i) of this Part C) for a consideration per share less than the Current Market Price (as defined in Section 5(e)(iv)) in effect immediately prior to such issue or sale, including the issuance or exchange of any shares of Common Stock as consideration for the acquisition by the Corporation of any shares of capital stock of any Subsidiary in connection with the settlement of any litigation or otherwise and whether or not such Subsidiary is merged with or into the Corporation contemporaneously therewith or thereafter, then forthwith upon such issue or sale, the Conversion Price in effect immediately prior to such issue or sale shall be adjusted (calculated to the nearest cent) by dividing the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be an amount equal to the sum of the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock issued or to be issued and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock would purchase at the Current Market Price immediately prior to such issue or sale. If at any time an adjustment is made in the Conversion Price pursuant to this
        Section 5(e)(ii), then the Call Threshold Price and the Put Price shall be similarly adjusted by dividing the Call Threshold Price and the Put Price by the fraction determined as provided above. No adjustment shall be made pursuant to this Section 5(e)(ii) in connection with any transaction to which Section 5(e)(v) applies.

                (A) For the purposes of Section 5(e)(ii) above, the following paragraphs (1) to (5), inclusive, shall also be applicable:

                    (1) In case at any time the Corporation shall grant any
               rights to subscribe for, or any rights, warrants, or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called 'Convertible Securities'), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Current Market Price immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (B) of this Section 5(e)(ii), no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (2) In case at any time the Corporation shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Current Market Price immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (i) except as provided in clause (B) of this
               Section 5(e)(ii), no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(e)(ii), no further adjustment of Conversion Price shall be made by reason of such issue or sale.

                    (3) In case at any time the Corporation shall declare a
               dividend or make any other distribution upon any stock of the Corporation payable in Convertible Securities, any Convertible Securities issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                    (4) In case at any time any shares of Common Stock or
               Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such non-cash consideration as determined (i) in the case of Common Stock, Convertible Securities, rights or options having a fair market value (as determined in good faith by the Board of Directors) of $10,000,000 or less, in good faith by the Board of Directors of the Corporation, and (ii) in the case of such Common Stock, Convertible Securities, rights or options having a fair market value in excess of $10,000,000, in good faith by the Board of Directors of the Corporation based on, among other things, a valuation of such non-cash consideration by a nationally-recognized, independent investment banking firm, in each case without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation (other than the Predecessor Corporation) into the Corporation, the amount of consideration therefor shall be deemed to be the fair market value of the net assets of such merged corporation as determined (i) in the case of net assets having a fair market value (as determined in good faith by the Board of Directors) of $10,000,000 or less, in good faith by the Board of Directors of the Corporation, and (ii) in the case of net assets having a fair market value in excess of $10,000,000, in good faith by the Board of Directors of the Corporation based on, among other things, a valuation opinion by a nationally-recognized, independent investment banking firm, in each case after deducting therefrom all cash and other consideration (if any) paid by the Corporation in connection with any such merger, but without deducting therefrom any expenses incurred in connection therewith.

                    (5) In case at any time the Corporation shall take a record of the holders of Common Stock for the purpose of entitling them
               (i) to receive a dividend or other distribution payable in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                (B) If the purchase price provided for in any right or option referred to in paragraph (1) of clause (A) of this Section 5(e)(ii), or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) of said clause (A) are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions set forth in this Section 5(e) designed to protect against dilution), then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price. On the expiration of any right, warrant or option referred to in paragraph (1) of clause (A) of this Section 5(e)(ii), or on the termination of any right to convert or exchange any Convertible Securities referred to in paragraphs (1) or (2) of said clause (A), the Conversion Price shall forthwith be readjusted to such amount as would have been obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such right or option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

             (iii) In case the Corporation shall at any time or from time to time after the Effective Date declare, order, pay or make a dividend or other distribution in cash or otherwise (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries (as defined in Part D hereof) by way of dividend or spinoff), on its Common Stock, other than (A) dividends payable in cash not in excess of 50% of Earnings (as defined in Part D hereof) on an accumulated basis commencing on May 1, 1993, or (B) dividends or distributions of shares of Common Stock which are referred to in Section 5(e)(i), then, and in each such case, the Conversion Price shall be adjusted by multiplying (1) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the denominator of which shall be the Current Market Price per share of Common Stock, and the numerator of which shall be such Current Market Price per share of Common Stock less the fair market value per share of Common Stock of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Cumulative Convertible Preferred Stock and, in each case where such fair market value is in excess of $10,000,000, a valuation opinion of a nationally-recognized, independent investment banking firm), and the Call Threshold Price and the Put Price shall be similarly adjusted by multiplying the Call Threshold Price and the Put Price by such fraction. No adjustment shall be made pursuant to this Section 5(e)(iii) in connection with any transaction to which Section 5(e)(v) applies. For purposes of determining the percentage of Earnings distributed by dividend in excess of the limitation set forth in Section 5(e)(iii) above, the Corporation shall deliver to the holders of record of the Cumulative Convertible Preferred Stock substantially contemporaneously with the filing of the Annual Report on Form 10-K of the Corporation with the Securities and Exchange Commission a certificate prepared by the regular independent certified public accountants of the Corporation that shall set forth the Earnings of the Corporation (including for such purpose the Predecessor Corporation (as defined in Part D)) on a cumulative basis commencing May 1, 1993, the dividends paid by the Corporation and the Predecessor Corporation on its shares of capital stock on a cumulative basis from and after such date both in absolute amount and as a percentage of such Earnings, and the amount of the adjustment, if any, which would be required under Section 5(e)(iii) if conversion of the Cumulative Convertible Preferred Stock had occurred as of the close of business on the last day of the most recently concluded fiscal year of the Corporation. Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 5(e)(iii) in connection with any payment of cash dividends by the Corporation unless one or more holders of Cumulative Convertible Preferred Stock have elected to convert their Cumulative Convertible Preferred Stock pursuant to Section 5(a) of this Part C or the Corporation has exercised its right to require conversion pursuant to Section 5(b) of this Part C, in which case the adjustment, if any, required by this Section 5(e)(iii) shall be made immediately prior to the Conversion Date and shall be certified by the Corporation's regular independent certified public accountants.

             (iv) For the purpose of any computation under Sections 5(e)(ii) and 5(e)(iii) (and under Section 3(d) of Part A), the Current Market Price per share of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices of such stock for the twenty consecutive Trading Days commencing thirty Trading Days prior to the date in question.

             (v) In the case of any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation, other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of a share of Cumulative Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares of Cumulative Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ('constituent entity'), or an affiliate of a constituent entity, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised ('non-electing share'), then for the purpose of this Section
        (5)(e) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Cumulative Convertible Preferred Stock to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be appropriate, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers. The Corporation shall not effect any such consolidation, merger, sale or transfer, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each share of Cumulative Convertible Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 5(e).

             (vi) The Corporation may make such adjustments in the Conversion Price, Call Threshold Price or Put Price, in addition to those required by subparagraphs (i) through (v) of this Section 5(e), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

             (vii) No adjustment in the Conversion Price, Call Threshold Price or Put Price will be made for the issuance of shares of capital stock (or rights, warrants or other securities convertible into or exchangeable for shares of capital stock) (i) to employees, officers, directors or consultants pursuant to the Corporation's or any Subsidiaries' employee benefit plans, employee compensation arrangements or stock option plans or programs in effect from time to time or (ii) pursuant to underwritten public offerings of shares of capital stock of the Corporation.

             (viii) No adjustment will be required to be made in the Conversion Price, Call Threshold Price or Put Price until cumulative adjustments require an adjustment of at least 1% of such Conversion Price, Call Threshold Price or Put Price.

             (ix) For purposes of this Section 5(e), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation but the sale or issue of such shares shall be a sale or issue for the purposes of Section 5(e)(ii).

             (x) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this Section 5(e).

             (xi) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment pursuant to this Section 5(e) in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 5(e) or in the Conversion Price, Call Threshold Price or Put Price then in effect shall be required by reason of the taking of such record.

          (f) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Cumulative Convertible Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the Current Market Price. If more than one share of Cumulative Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

          (g) Payment of Taxes. The Corporation shall pay any tax in respect of the issue of stock certificates on conversion of shares of Cumulative Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (h) Class A Common Stock and Class B Common Stock Reserved for Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock and Class B Common Stock or have available in its treasury the full number of shares of Class A Common Stock and Class B Common Stock deliverable upon the conversion of all outstanding shares of Cumulative Convertible Preferred Stock and Class B Common Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Class A Common Stock and shares of Class B Common Stock, as the case may be, upon conversion of the Cumulative Convertible Preferred Stock or Class B Common Stock, as the case may be.

          (i) Notice of Adjusted Conversion Price, Call Threshold Price and Put Price. If, and at any time, the Conversion Price, Call Threshold Price or Put Price is adjusted as herein provided a notice stating that the Conversion Price, Call Threshold Price or Put Price, as the case may be, has been adjusted and setting forth the adjusted Conversion Price, Call Threshold Price or Put Price, as the case may be, shall be mailed forthwith by the Corporation by first class mail postage prepaid (or, if such shares are held of record by 10 Persons or less, by certified mail) to the holders of Cumulative Convertible Preferred Stock at their last addresses as they shall appear upon the Corporation's stock transfer books. Failure to mail the notice or any defect in such notice shall not affect the validity of any transaction referred to in such notice.

          (j) Notice of Certain Events. In the event:

             (i) the Corporation shall declare a dividend (or any other distribution, including a spinoff or distribution of stock of any Subsidiary) on its Common Stock (other than a cash dividend payable out of Earnings not requiring an adjustment pursuant to Section 5(e)(iii)); or

             (ii) the Corporation shall authorize the issuance to holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock or convertible securities; or

             (iii) of any reclassification of the Common Stock or of any consolidation or merger to which the Corporation is a party or of the sale or transfer of all or substantially all of the assets of the Corporation and for which approval of any stockholders of the Corporation is required; or

             (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in each event, the Corporation shall cause to be mailed to each holder of Cumulative Convertible Preferred Stock, at his address as the same shall appear on the books of the Corporation, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, by first class mail postage prepaid (or, if such shares are held of record by 10 Persons or less, by certified mail), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock or Class B Common Stock of record to be entitled to such dividend, distribution or issuance are to be determined, and the nature and amount of such dividend, distribution or issuance or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock or Class B Common Stock of record shall be entitled to exchange their Class A Common Stock or Class B Common Stock, as the case may be, for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     D. Definitions. As used herein the following terms shall have the following meanings:

          (a) 'Affiliate' of a specified Person shall mean any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

          (b) 'Associate' when used to indicate a relationship with any Person shall mean (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers-and sisters-in-law or (iv) any officer or director of any corporation controlling or controlled by such Person.

          (c) 'Business Day' shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking organizations in New York, New York are authorized or obligated by law or executive order to close.

          (d) 'Closing Price' shall mean the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc. or, if the Class A Common Stock or Class B Common Stock, as the case may be, is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Class A Common Stock or Class B Common Stock, as the case may be, is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Class A Common Stock or Class B Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or, if the Corporation's Class A Common Stock is not priced in such a market, the value determined, in good faith by the Board of Directors or, if the Corporation's Class B Common Stock is not priced in such a market, the value of the Class A Common Stock determined in accordance herewith.

          (e) 'Common Stock' shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage, including, without limitation, the Class A Common Stock and the Class B Common Stock.

          (f) 'Dividend Period' shall mean the six-month period ending on March 30 or September 30, as the case may be, of each year, commencing with the period ending September 30, 1994.

          (g) 'Earnings' shall mean the consolidated net income of the Corporation (including the Predecessor Corporation) and the Subsidiaries as reflected on the statement of operations and retained earnings prepared in accordance with generally accepted accounting principles and reported in the Corporation's (including the Predecessor Corporation's) financial statements as filed with the Securities and Exchange Commission.

          (h) 'Effective Date' means the date on which the merger of the Predecessor Corporation with and into the Corporation shall have been consummated and become effective pursuant to the provisions of the Agreement and Plan of Merger by and between the Predecessor Corporation and the Corporation.

          (i) 'Exchange Group' shall mean Security Management Corp., a Maryland corporation ('SMC'), Victor Posner Trust No. 20, a trust organized under the laws of the State of Florida (the 'Trust'), beneficiaries of the Trust, Victor Posner ('Posner') and any person (including any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity) controlling, controlled by, or under common control with SMC, Posner, the Trust or beneficiaries of the Trust and the spouse, lineal descendants and other relatives or family members of Posner.

          (j) 'Original Issue Date' means April 23, 1993.

          (k) 'Person' shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (l) 'Predecessor Call Threshold Price' means the Call Threshold Price for the Predecessor Convertible Preferred Stock in effect immediately prior to the Effective Date.

          (m) 'Predecessor Common Stock' means the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of the Predecessor Corporation.

          (n) 'Predecessor Conversion Price' means the price per share at which shares of Predecessor Convertible Preferred Stock were convertible into shares of Predecessor Common Stock immediately prior to the Effective Date.

          (o) 'Predecessor Convertible Preferred Stock' means the shares of Cumulative Convertible Preferred Stock, par value $.10 per share, of the Predecessor Corporation.

          (p) 'Predecessor Corporation' means Triarc Companies, Inc., an Ohio corporation.

          (q) 'Predecessor Put Price' means the 'put price' (as defined in the Articles of Incorporation of the Predecessor Corporation) for the Predecessor Convertible Preferred Stock in effect immediately prior to the Effective Date.

          (r) 'Redemption Agent' shall mean any individual, corporation (including the Corporation), partnership, joint venture, trust or unincorporated organization that is identified in any notice of redemption provided for herein and that is authorized by the Corporation to pay the redemption price of, and accrued and unpaid dividends determined under
     Section 2 of Part C on the Cumulative Convertible Preferred Stock on presentation and surrender to such agent.

          (s) 'Shares ranking junior to the Cumulative Preferred Stock' shall mean and include each and every series of Preferred Stock and all other shares of the Corporation other than those defined under this Section as shares 'ranking prior to' or 'on a parity with' the Cumulative Convertible Preferred Stock.

          (t) 'Shares ranking on a parity with the Cumulative Convertible Preferred Stock' shall mean and include shares of each and every series of Preferred Stock (up to the Aggregate Dollar Amount) and all other shares (including shares of Preferred Stock in excess of the Aggregate Dollar Amount), if authorized and issued as provided in Section 4(b) of Part C, of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Cumulative Convertible Preferred Stock.

          (u) 'Shares ranking prior to the Cumulative Convertible Preferred stock' shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Cumulative Convertible Preferred Stock.

          (v) 'Subsidiary' shall mean any corporation whose shares of capital stock having ordinary voting power to elect a majority of the directors of such corporation are owned, directly or indirectly, by the Corporation.

          (w) 'Trading Day' shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which the New York Stock Exchange or the American Stock Exchange, as the case may be, is open for trading in securities or a day on which securities are quoted on the National Association of Securities Dealers Automated Quotation National Market System.


                                    ARTICLE V
                    BOARD OF DIRECTORS; STOCKHOLDERS MEETINGS

     SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     SECTION 2. The Board of Directors shall consist of not less than ten (10) nor more than twenty (20) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of Preferred Stock to elect directors in accordance with the terms of this Certificate of Incorporation or of the Certificate of Designation pursuant to which any class or series of Preferred Stock is issued or to the extent provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock pursuant to Article IV of this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Members of the Board of Directors or any committee thereof designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting.

     SECTION 3. Subject to the rights of the holders of any class or series of Preferred Stock, any vacancy in the Board of Directors caused by death, resignation, removal, retirement, disqualification or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director. Any new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of that director for which the vacancy occurred. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

     SECTION 4. Except as otherwise provided by law or by this Certificate of Incorporation, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

     SECTION 5. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in this
Article V, in order to be properly brought before the meeting, such business must have either been (A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (B) brought before the meeting at the direction of the Chairman, the President or the Board of Directors or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) of the preceding sentence must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice referred to in clause
(C) of the first sentence of this Section 5 shall set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section 5. The Corporation may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Corporation. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

     SECTION 6. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with this Certificate of Incorporation shall be held on the date and the time fixed from time to time by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the Entire Board (as defined in Article VI of this Certificate of Incorporation).

     SECTION 7. Except as otherwise provided by law or by Article VI of this Certificate of Incorporation, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of directors.

     SECTION 8. At every meeting of stockholders, the Chairman or, in the absence of such officer, the President or, in the absence of both such officers, such person as shall have been designated by the Chairman, or if he has not done so, then by the President, or if he has not done so, by resolution adopted by the affirmative vote of a majority of the Entire Board, shall act as chairman of the meeting. The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of such meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

     SECTION 9. Any class or series of Preferred Stock may exercise the special voting rights, if any, of such class or series to elect directors upon the occurrence of certain events specified in the Certificate of Designation pursuant to which any such class or series of Preferred Stock is issued or in this Certificate of Incorporation, as the case may be, in any manner now or hereafter permitted by this Certificate of Incorporation, Delaware law or the applicable Certificate of Designation for such class or series of Preferred Stock.

     SECTION 10. The exercise by the Board of Directors of the powers conferred in this Article V shall at all times be subject to any statutory or other limitations upon such powers provided by the laws of the State of Delaware.

     SECTION 11. Members of the Board of Directors may be elected either by written ballot or by voice vote.

     SECTION 12. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

                                   ARTICLE VI
                              BUSINESS COMBINATIONS

     SECTION 1. In addition to any affirmative vote required by law or under any other provisions of this Certificate of Incorporation or required in a specific case by the Board of Directors, and except as otherwise expressly provided in this Article VI, a Business Combination (as hereinafter defined) shall require the approval of the holders of the then outstanding Voting Shares (as hereinafter defined) entitled to cast at least 75% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares (and such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast at least a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares which are not Beneficially Owned (as hereinafter defined) by any Interested Stockholder (as hereinafter defined). Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     SECTION 2. The provisions of Section 1 of this Article VI shall not be applicable if: (i) immediately prior to the time the Business Combination is consummated, the Corporation is the Beneficial Owner (as hereinafter defined) of a majority of each class of the outstanding Equity Securities (as hereinafter defined) of the Interested Stockholder; (ii) the Business Combination was approved by at least a majority of the Board of Directors (even though not the Entire Board (as hereinafter defined)), but only if a majority of the directors acting favorably upon such matter are Continuing Directors (as hereinafter defined); or (iii) the consideration to be received in or as a result of the Business Combination by the holders of each class of the Voting Shares acquired by the Interested Stockholder is at least equal to the greater of the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees and with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and stock dividends) paid by the Interested Stockholder for any shares of such class (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination or (B) in the transaction in which it became an Interested Stockholder, and is in cash or in the same form of consideration as the Interested Stockholder paid to acquire the largest number of Voting Shares previously acquired by it. If the ownership or form of consideration requirements set forth in clauses (i) and (iii) of this Section 2 are satisfied, the Business Combination shall require the approval of the holders of then outstanding Voting Shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares (the 'Ratification Percentage') (and such approval must include the affirmative vote of the holders of Voting Shares entitled to cast at least a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares which are not Beneficially Owned by any Interested Stockholder). If the Board of Directors approves the Business Combination in accordance with the requirements set forth in clause (ii) of the preceding sentence, the Board of Directors may, again in accordance with the voting provisions of such clause
(ii), determine to require a vote of stockholders. If a stockholder vote is required for such Business Combination under law, the Board of Directors shall require the affirmative vote of the then outstanding Voting Shares equal to the higher of: (1) the Ratification Percentage (such affirmative vote shall not require the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares which are not Beneficially Owned by any Interested Stockholder) and (2) such other percentage as is required by law. If a stockholder vote is not required for such Business Combination under law, the Board of Directors may, in its discretion, (x) decide not to require a stockholder vote to approve the Business Combination or (y) require the affirmative vote of the outstanding Voting Shares equal to (i) the Ratification Percentage (such affirmative vote shall not require the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares which are not Beneficially Owned by any Interested Stockholder) or (ii) such other percentage as it so determines. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     SECTION 3. For the purposes of this Article VI:

          (1) 'Business Combination' shall mean:

             (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (whether or not the Corporation is the surviving corporation) (i) any Interested Stockholder or an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder, or an Affiliate thereof, or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate or Associate of an Interested Stockholder or an Affiliate thereof; or

             (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, or an Affiliate thereof, of any Substantial Part (as hereinafter defined) of the assets of the Corporation or of any Subsidiary; or

             (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to the Corporation or any Subsidiary of any assets (excluding any Voting Shares, but including without limitation any securities, whether outstanding, authorized but unissued or in treasury, issued by an Interested Stockholder or by an Affiliate or Associate of an Interested Stockholder or by an Affiliate thereof) of (i) any Interested Stockholder or (ii) an Affiliate or Associate of an Interested Stockholder, or an Affiliate thereof, if the amount paid therefor constitutes a Substantial Part of the assets of the Corporation or any Subsidiary; or

             (D) the issuance or transfer by the Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary (except upon conversion of convertible securities as a result of a pro rata stock dividend or stock split) to any Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, or an Affiliate thereof, in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more; or

             (E) the adoption of any plan or proposal for the liquidation, dissolution, spinoff, split-up or split-off of the Corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or, if no vote would otherwise be required, the date the transaction is planned to be consummated, any Person (as hereinafter defined) shall be an Interested Stockholder; or

             (F) any reclassification of securities (including, without limitation, any combination of shares or reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of Equity Securities of the Corporation or any Subsidiary of which any Interested Stockholder is, directly or indirectly, the Beneficial Owner; or

             (G) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (2) A 'Person' shall mean any individual, firm, corporation or other entity.

          (3) 'Interested Stockholder' shall mean any Person (other than the Corporation or any Subsidiary and other than any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination (other than a Business Combination referred to in subparagraph (1)(E) of this Section 3) is the Beneficial Owner of more than ten (10) percent of the voting power of the Voting Shares (determined solely on the basis of the total number of Voting Shares so beneficially owned in relation to the total number of Voting Shares issued and outstanding); provided, however, that DWG Acquisition Group, L.P., a Delaware limited partnership, or any Affiliate or Associate thereof, shall not be considered an Interested Stockholder for purposes of this Article VI.

          (4) 'Beneficial Ownership' shall be determined, and a Person shall be the 'Beneficial Owner' of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of the merger of Triarc Companies, Inc., an Ohio corporation, with and into the Corporation (the 'Merger'); provided, however, that a Person shall, in any event, also be deemed to be the 'Beneficial Owner' of any Voting Shares:

             (A) of which such Person or any of its Affiliates or Associates is, directly or indirectly, the Beneficial Owner, or

             (B) of which such Person or any of its Affiliates or Associates has
        (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner), or

             (C) of which any other Person is, directly or indirectly, the Beneficial Owner if such first mentioned Person or any of its Affiliates or Associates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

     and provided further, however, that (i) no director or officer of the Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed for any purposes hereof, to be the Beneficial Owner of any Voting Shares of which any other such director or officer (or any Associate or Affiliate thereof) is the Beneficial Owner and (ii) no trustee of an employee stock ownership or similar plan of the Corporation or any Subsidiary ('Employee Plan Trustee') nor any Associate or Affiliate of any such Employee Plan Trustee, shall, solely by reason of being an Employee Plan Trustee or Associate or Affiliate of an Employee Plan Trustee, be deemed for any purposes hereof, to be the Beneficial Owner of any Voting Shares held by or under any such plan.

          (5) 'Continuing Director' shall mean a Person who was a member of the Board of Directors of the Corporation as of the date of the Merger, or a person thereafter elected by the stockholders or appointed by the Board of Directors whose election or appointment or recommendation by the Board of Directors for election by the Corporation's stockholders was approved of by at least a majority of the Continuing Directors then on the Board of Directors.

          (6) 'Entire Board' shall mean the number of directors determined from time to time by the Board of Directors pursuant to a resolution adopted pursuant to Section 2 of Article V of this Certificate of Incorporation.

          (7) An 'Affiliate' of a specified Person is a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term 'Associate' used to indicate a relationship with any Person shall mean (i) any corporation or organization (other than the Corporation or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten (10) percent or more of any class of Equity Securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (other than an Employee Plan Trustee, as defined above), (iii) any Relative (as hereinafter defined) of such Person or (iv) any officer or director of any corporation controlling or controlled by such Person.

          (8) 'Relative' shall mean a Person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers-and sisters-in-law.

          (9) 'Subsidiary' shall mean any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (3) of this Section 3, the term 'Subsidiary' shall mean only a corporation of which a majority of each class or series of Equity Security is owned, directly or indirectly, by the Corporation.

          (10) 'Substantial Part' shall mean assets having a book value (determined in accordance with generally accepted accounting principles) in excess of 10% of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of the entity in question and its consolidated Subsidiaries, at the end of its most recent fiscal year ending prior to the time the determination is made.

          (11) 'Voting Shares' shall mean any issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that for purposes of computing the number of Voting Shares of which a Person is a Beneficial Owner in order to determine whether such Person is an Interested Stockholder, the outstanding Voting Shares owned by the Interested Stockholder shall include shares deemed owned by such Person through the application of paragraph (4) of this Section 3.

          (12) 'Equity Security' shall have the meaning given to such term under Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1994.

     SECTION 4. A majority of the Entire Board shall have the power to determine, but only if a majority of the Entire Board shall then consist of Continuing Directors, or, if a majority of the Entire Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the power to determine, for the purposes of this Article VI on the basis of information known to them, (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to any matter referred to in subparagraph (4)(C) of Section 3 of this Article VI, (iv) whether the assets subject to any Business Combination constitute a Substantial Part of the assets of the entity in question, and/or (v) any other factual matter relating to the applicability or effect of this Article VI. Any determinations made by the Board of Directors, or by the Continuing Directors, as the case may be, pursuant to this Article VI in good faith and the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders, including any Interested Stockholder.

     SECTION 5. Any amendment, alteration, change or repeal of this Article VI, or any other amendment of this Certificate of Incorporation made at a time when the Corporation has an Interested Stockholder, shall, in addition to any other vote or approval required by law or by this Certificate of Incorporation, require the affirmative vote of the holders of the then outstanding Voting Shares entitled to cast at least 75% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares (and such affirmative vote must include the affirmative vote of the holders of Voting Shares entitled to cast at least a majority of the votes entitled to be cast by the holders of all Voting Shares exclusive of those of which any Interested Stockholder is the Beneficial Owner); provided, however, that such 75% vote (and such additional affirmative vote of the holders of Voting Shares entitled to cast at least a majority of the votes entitled to be cast by the holders of all Voting Shares exclusive of those of which any Interested Stockholder is the Beneficial Owner) shall not be required for any amendment, alteration, change or repeal declared advisable by the Board of Directors by the affirmative vote of a majority of the Entire Board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting favorably upon such matter shall be Continuing Directors, in which case this Article VI, or any other provision of this Certificate of Incorporation, may be amended by the affirmative vote of stockholders holding at least a majority of the voting power of the outstanding Voting Shares (such affirmative vote shall not require the affirmative vote of the holders of Voting Shares entitled to cast at least a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares exclusive of those of which any Interested Stockholder is the Beneficial Owner); and provided, further, that the Ratification Percentage may be amended, altered, repealed or changed by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding Voting Shares (such affirmative vote shall not require the affirmative vote of the holders of Voting Shares entitled to cast at least a majority of the votes entitled to be cast by the holders of all the then outstanding Voting Shares exclusive of those of which any Interested Stockholder is the Beneficial Owner).

                                   ARTICLE VII
                                 INDEMNIFICATION

     SECTION 1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a 'Proceeding'), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an 'Other Entity'), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article VII.

     SECTION 2. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

     SECTION 3. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the 'By-laws'), any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     SECTION 4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     SECTION 5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

     SECTION 6. The provisions of this Article VII shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article VII is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other person intend to be legally bound. No repeal or modification of this Article VII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     SECTION 8. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     SECTION 9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS

     SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Delaware General Corporation Law, as so amended.

     SECTION 2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

     The Board of Directors may from time to time (after adoption by the undersigned of the original By-laws) make, alter or repeal the By-laws by a vote of two-thirds of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of Directors of the Corporation.

                                    ARTICLE X
                                  INCORPORATOR

     The name and mailing address of the incorporator are: Mary C. Wade, c/o Triarc Companies, Inc., 900 Third Avenue, 31st Floor, N.Y., N.Y. 10022.


     WITNESS the signature of this Certificate this 6th of May, 1994.

                                                     /s/ MARY C. WADE
                                           .....................................
                                                       Incorporator



                              CERTIFICATE OF MERGER
                                       OF
                             TRIARC COMPANIES, INC.
                              (an Ohio Corporation)

                                  WITH AND INTO

                            TRIARC MERGER CORPORATION
                            (a Delaware Corporation)

                      ************************************


        The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the name and state of incorporation of each of the constitutent corporations of ther merger (the "Merger") are as follows:

               Name                               State of Incorporation

        Triarc Companies, Inc.                              Ohio
        Triarc Merger Corporation                           Delaware

        SECOND: That an Agreement and Plan of Merger between the parties to the Merger has been approved, adapted, certified, executed and acknowledged by each of Triarc Companies, Inc. and Triarc Merger Corporation in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

        THIRD:   That Triarc Merger Corporation shall be the surviving
corporation.

        FOURTH: That the Certificate of Incorporation of Triarc Merger Corporation shall be the Certificate of Incorporation of the surviving corporation, and the following amendment to such Certificate of Incorportion shall be effected by the Merger:

               1. ARTICLE I is amended in its entirety to read as follows:

                                      "ARTICLE I

                                         Name

        The name of the corporation shall be Triarc Companies, Inc. (the "Corporation")."

        FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 777 South Flagler Drive, Suite 1000E, West Palm Beach, Florida 33401.

        SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by Triarc Merger Corporation, on request and without cost, to any stockholder of Triarc Companies, Inc.

        SEVENTH:   The authorized capital stock of the Ohio corporation which is a party to the merger is as follows:

        Class                        Number of Shares                Par Value

Class A Common                         75,000,000                        $.10
Class B Common                         12,000,000                        $.10

Cumulative Convertible
Redeemable Preferred                    6,000,000                       $.10
Serial Preferred                        5,000,000                       $.10
Junior Serial Preferred                 2,000,000                       $.10

        IN WITNESS WHEREOF, Triarc Merger Corporation has caused this certificate to be signed by Joseph A. Levato, its Executive Vice President, and attested by Mary C. Wade, its Assistant Secretary, on the 30th day of June, 1994.

                                      TRIARC MERGER CORPORATION,
                                      a Delaware Corporation

                                      By:      /s/ Joseph A. Levato
                                         -------------------------------
                                         Name: Joseph A. Levato
                                         Title: Executive Vice President

ATTEST:

By:     /s/ Mary C. Wade
    -----------------------------
        Name: Mary C. Wade
        Title:  Assistant Secretary



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRIARC COMPANIES, INC.

                      ------------------------------------

                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)

        Triarc Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

               1. The name of the Corporation is Triarc Companies, Inc.

               2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was May 6, 1994.

               3. This Certificate of Amendment amends the Certificate of Incorporation, as now in effect, to change the minimum required number of directors and the maximum number of directors of the Corporation.

               4. The first sentence of Section 2 of Article V of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

               "The Board of Directors shall consist of not less than seven (7) nor more than fifteen (15) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of Preferred Stock to elect directors in accordance with the terms of the Certificate of Incorporation or of the Certificate of Designation pursuant to which any class or series of Preferred Stock is issued or to the extent provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock pursuant to Article IV of this Certificate of Incorporation."

               5. Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 4th day of June, 1997.

                                            TRIARC COMPANIES, INC.

                                            By:      /s/ Brian L. Schorr
                                               --------------------------------
                                                   Brian L. Schorr
                                                   Executive Vice President

                                            By:      /s/ Stuart I. Rosen
                                               ---------------------------------
                                                   Stuart I. Rosen
                                                   Vice President and Secretary


                   CERTIFICATE OF RETIREMENT AND ELIMINATION

                                       OF

                CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                             TRIARC COMPANIES, INC.


                         (Pursuant to Section 243 of the
                        Delaware General Corporation Law)


                  Triarc Companies, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, certifies as follows:

                  FIRST: Article IV of the Corporation's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock"), of which 5,982,866 shares of the Preferred Stock were designated Cumulative Convertible Redeemable Preferred Stock, par value $0.10 per share (the "Cumulative Convertible Preferred Stock").

                  SECOND: At a meeting of the Board of Directors of the Corporation (the "Board") on June 21, 2001, the Board retired 5,982,866 shares of the Cumulative Convertible Preferred Stock (the "Shares"), which Shares constituted all of the authorized shares of Cumulative Convertible Preferred Stock.

                  THIRD: Article IV of the Corporation's Certificate of Incorporation prohibits the reissuance of such Shares.

                  FOURTH: As a result of the retirement of the Shares and the prohibition against their reissuance, and pursuant to the provisions of Section 243 of the Delaware General Corporation Law and the terms of the Cumulative Convertible Preferred Stock, the number of authorized shares of Cumulative Convertible Preferred Stock shall be reduced accordingly and all references to Cumulative Convertible Preferred Stock in the Certificate of Incorporation of the Corporation are hereby eliminated.

         IN WITNESS WHEREOF, Triarc Companies, Inc. has caused this Certificate of Retirement to be signed by a duly authorized officer this 17th day of August, 2001.

                                      TRIARC COMPANIES, INC.


                                      By:  STUART I. ROSEN
                                           -----------------------------
                                           Name:  Stuart I. Rosen
                                           Title: Senior Vice President




                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRIARC COMPANIES, INC.

                         (Pursuant to Section 242 of the

                General Corporation Law of the State of Delaware)

         Triarc Companies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1.     The name of the Corporation is Triarc Companies, Inc.

         2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was May 6, 1994.

         3. This Certificate of Amendment amends the Certificate of Incorporation, as amended on June 4, 1997 and now in effect, to
                (a) eliminate the shares of the currently authorized Class B Common Stock, par value ten cents ($.10) per share, (the "Existing Class B Common Stock,"), (b) authorize a new class of common stock, designated as Class B Common Stock (the "Class B Common Stock"), (c) increase the total number of authorized shares of Preferred Stock, par value ten cents ($.10) per share, from twenty-five million (25,000,000) to one hundred million (100,000,000) and (d) increase the total number of shares of stock (the "Capital Stock") that the Corporation shall have the authority to issue to three hundred million (300,000,000).

         4. The first paragraph of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows: "The total number of shares of all classes of stock (the "Capital Stock") which the Corporation shall have the authority to issue is three hundred million (300,000,000) of which

                                 (a) one hundred million (100,000,000) shall be shares of Class A Common Stock, par value ten cents ($.10) per share (the "Class A Common Stock");

                                 (b) one hundred million (100,000,000) shall be shares of Class B Common Stock, par value ten cents ($.10) per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"); and

                                 (c) one hundred million (100,000,000) shall be shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock")."

         5. Part A of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "A. Powers and Rights of Class A Common Stock and Class B Common Stock.

         SECTION 1: Voting Power of Class A Common Stock. The holders of Class A Common Stock shall possess voting powers for the election of directors and for all other corporate purposes, each share of Class A Common Stock being entitled to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; PROVIDED, HOWEVER, that, except as otherwise required by law or as provided in Section 2 below, the holders of Class A Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Class B Common Stock) that relates solely to the terms of one or more outstanding series of Class B Common Stock, if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Class B Common Stock).

         SECTION 2: Class B Common Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of the Class B Common Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Class B Common Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix, to the fullest extent permitted by law, the designation, powers (if any), preferences (if any), and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Class A Common Stock, without a separate class vote of the holders of the Class B Common Stock, or of any series thereof."

         6. Section 2 of Part B, Article IV of the Certificate of Incorporation is hereby deleted in its entirety and replaced by
                Section 3 of Part B of Article IV.

         7. Part C of Article IV of the Certificate of Incorporation is hereby deleted in its entirety and replaced by Part D of the Certificate of Incorporation.

         8. Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 25th day of October 2001.

                                         TRIARC COMPANIES, INC.



                                         By: BRIAN L. SCHORR
                                             ---------------------------------
                                             Executive Vice President
                                             and General Counsel



                           CERTIFICATE OF DESIGNATION
                                       OF
                         CLASS B COMMON STOCK, SERIES 1
                                       OF
                             TRIARC COMPANIES, INC.


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


         Triarc Companies, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Section 2 of Part A of
Article IV of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), designated as Class B Common Stock, Series 1.

         RESOLVED, that a series of the authorized Class B Common Stock, par value $.10 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as the "Class B Common Stock, Series 1" (the "Series 1 Stock") and the number of shares constituting such series shall be one hundred million (100,000,000), which number may be increased or decreased by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then outstanding shares of Series 1 Stock.

         Section 2. Voting rights. The holders of Series 1 Stock shall possess voting powers for the election of directors and for all other corporate purposes, each share of Series 1 Stock being entitled to one tenth (1/10) of one
(1) vote on each matter properly submitted to the stockholders of the Corporation for their vote; PROVIDED, HOWEVER, that, except as otherwise required by law, the holders of Series 1 Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of the Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), of the Corporation or any other outstanding series or class of stock, where the holders of such affected class or series are entitled, either separately or together as a class with the holders of one or more other said class or series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation relating to any other series or class of stock).

         Section 3. Dividends. If and when dividends on the Class A Common Stock are declared payable from time to time by the Board, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Series 1 Stock shall be entitled to share equally, with the holders of the Class A Common Stock, on a per share basis, in such dividends, subject to the limitations described below; PROVIDED, HOWEVER, that with respect to a regular quarterly cash dividend declared as such by the Board, paid by the Corporation on the Class A Common Stock on or prior to September 4, 2006, the holders of the Series 1 Stock shall be entitled to receive a dividend in a per share amount (such amount to be subject to upward or downward rounding at the discretion of the Board) equal to at least 110% of the dividends paid per share on the Class A Common Stock. If a dividend is paid at any time on the Class A Common Stock in shares of Class A Common Stock, a mandatory dividend shall be paid at the same rate on the Series 1 Stock and such mandatory dividend shall be payable to holders of Series 1 Stock in shares of Series 1 Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock, the outstanding shares of Series 1 Stock shall be proportionally subdivided or combined in the same manner and on the same basis.

         Section 4. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Series 1 Stock in the distribution of assets shall be entitled upon liquidation, the Series 1 Stock shall be entitled to receive, prior to any payment being made to the holders of Class A Common Stock and any other stock that ranks junior to the Series 1 Stock in the event of liquidation, an amount per share equal to $.01 (as adjusted for stock splits, combinations, reclassifications and the like), and, once the holders of Class A Common Stock shall then have received an amount per share equal to $.01 (as adjusted for stock splits, combinations, reclassifications and the like), thereafter to share pro rata, together with the holders of the Class A Common Stock and the holders of any other stock ranking on parity therewith in the distribution of assets upon liquidation, in the remaining assets of the Corporation according to their respective interests.

         Section 5. Merger or Consolidation. The approval of holders of a majority of the outstanding shares of Series 1 Stock, voting separately as a class, shall be required for any merger or consolidation of the Corporation with another entity (whether or not the Corporation is the surviving entity) unless the holders of shares of Series 1 Stock shall be entitled to receive in such transaction in respect of each share of Series 1 Stock the same consideration as the holders of shares of Class A Common Stock shall be entitled to receive in respect of each share of Class A Common Stock; PROVIDED THAT, if all or part of the consideration so received consists of common stock of the surviving entity, the common stock so issued may differ as to voting rights, liquidation preference and dividend rights to the same extent that the Class A Common Stock and Series 1 Stock differ as set forth herein.

         IN WITNESS WHEREOF, said Triarc Companies, Inc. has caused this Certificate of Designation of Class B Common Stock, Series 1 to be duly executed by its Executive Vice President this 11th day of August, 2003.

                                        TRIARC COMPANIES, INC.


                                        By: /s/ Brian L. Schorr
                                            ---------------------------------
                                            Brian L. Schorr
                                            Executive Vice President



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRIARC COMPANIES, INC.

                         (Pursuant to Section 242 of the

                General Corporation Law of the State of Delaware)

          Triarc Companies, Inc. a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

               1. The name of the Corporation is Triarc Companies, Inc.

               2. The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State was May 6, 1994.

               3. This Certificate of Amendment amends the Certificate of Incorporation, as amended on June 4, 1997 and October 25, 2001 and now in effect, to (a) increase the total number of authorized shares of Class B Common Stock, par value ten cents ($.10) per share, from one hundred million (100,000,000) to one hundred fifty million (150,000,000) and (b) increase the total number of shares of stock the ("Capital Stock") that the Corporation shall have the authority to issue to three hundred fifty million (350,000,000).

               4. The first paragraph of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
          "The total number of shares of all classes of stock (the "Capital Stock") which the Corporation shall have the authority to issue is three hundred fifty million (350,000,000) of which

          (a) one hundred million (100,000,000) shall be shares of Class A Common Stock, par value ten cents ($.10) per share (the "Class A Common Stock");

          (b) one hundred fifty million (150,000,000) shall be shares of Class B Common Stock, par value ten cents ($.10) per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"); and

          (c) one hundred million (100,000,000) shall be shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock")."

               5. Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 9th day of June, 2004.

                                           TRIARC COMPANIES, INC.



                                           By: STUART I. ROSEN
                                               ----------------------------
                                               Name:  Stuart I. Rosen
                                               Title: Senior Vice President